     As filed with the Securities and Exchange Commission on May 29, 2001.
                                                     Registration No. 333-_____.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                ZIXIT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             Texas                                       75-2216818
  (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                    Identification No.)


                                                       Steve M. York
     2711 N. Haskell Avenue                        2711 N. Haskell Avenue
       Suite 2850, LB 36                              Suite 2850, LB 36
    Dallas, Texas 75204-2911                      Dallas, Texas 75204-2911
                                                        (214) 515-7300
 (Address, including zip code,               (Name, address, including zip code,
of principal executive offices)            and telephone number, including area
                                                code, of agent for service)


                    ZIXIT CORPORATION STOCK OPTION AGREEMENT
                                       AND
                ZIXIT CORPORATION 2001 EMPLOYEE STOCK OPTION PLAN

                            (FULL TITLE OF THE PLANS)
                          ----------------------------

                         CALCULATION OF REGISTRATION FEE


                                                       PROPOSED                PROPOSED
        TITLE OF                 AMOUNT                MAXIMUM                  MAXIMUM                AMOUNT OF
       SECURITIES                 TO BE             OFFERING PRICE             AGGREGATE             REGISTRATION
    TO BE REGISTERED          REGISTERED(1)            PER SHARE             OFFERING PRICE               FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 Common Stock, $.01 par      500,000 Shares              $11.85               $5,925,000              $1,481.25
         value
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Securities being registered consist of 200,000 shares issuable upon exercise of options granted to Steve Gersten, a ZixIt employee, in connection with Mr. Gersten's initial employment with ZixIt. Applicable provisions of the ZixIt Corporation 1995 Long-Term Incentive Plan (the "1995 Plan") are incorporated into Mr. Gersten's stock option agreement (the "Stock Option Agreement"). Securities being registered also consist of 300,000 shares issuable upon exercise of options under the ZixIt Corporation 2001 Employee Stock Option Plan (the "2001 Plan") as of May 29, 2001. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of Common Stock that may be issuable pursuant to the anti-dilution provisions of the Stock Option Agreement, the 1995 Plan and the 2001 Plan.

(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low prices of the Common Stock as quoted on the NASDAQ National Market System on May 21, 2001, which was $11.85.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K, including audited financial statements, for the Registrant's fiscal year ended December 31, 2000;

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

         (c) A description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 25, 1989, including any amendment or report filed for the purpose of updating such description.

         All reports or other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to automatically update and supersede the information contained in this Registration Statement.

         Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Texas Business Corporation Act, the Registrant's Articles of Incorporation provide that directors of the Registrant shall not be personally liable to the

Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived any improper personal benefit, (iv) any act or omission where the liability of the director is expressly provided by statute, or (v) any act related to an unlawful stock repurchase or payment of a dividend. In addition, the Registrant's Articles of Incorporation and Bylaws include certain provisions permitted by the Texas Business Corporation Act whereby directors, officers, employees, and agents of the Registrant generally are to be indemnified against certain liabilities to the fullest extent authorized by the Texas Business Corporation Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-7 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any Prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the Prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on May 29, 2001.


                                    ZIXIT CORPORATION



                                    By:   /s/ Steve M. York
                                          --------------------------------------
                                          Steve M. York
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer

                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints David P. Cook and Steve M. York, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for and in the name, place and stead of the undersigned, in any and all capacities to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments and exhibits to this Registration Statement, any and all supplemental registration statements (including post-effective amendments), and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby or the transactions contemplated herein.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                             TITLE                          DATE
      ---------                             -----                          ----
/s/ David P. Cook                   President, Chief                   May 29, 2001
---------------------------         Executive Officer and
(David P. Cook)                     Director (Principal Executive
                                    Officer)

/s/ Steve M. York                   Senior Vice President,             May 29, 2001
---------------------------         Chief Financial Officer
(Steve M. York)                     and Treasurer (Principal
                                    Financial and Accounting
                                    Officer)

/s/ H. Wayne Huizenga               Vice Chairman and Director         May 29, 2001
---------------------------
(H. Wayne Huizenga)

/s/ Michael E. Keane                Director                           May 29, 2001
---------------------------
(Michael E. Keane)

/s/ James S. Marston                Director                           May 29, 2001
---------------------------
(James S. Marston)

/s/ Jeffrey P. Papows               Chairman and Director              May 29, 2001
---------------------------
(Jeffrey P. Papows)

/s/ Antonio R. Sanchez, Jr.         Director                           May 29, 2001
---------------------------
(Antonio R. Sanchez, Jr.)

/s/ Dr. Ben G. Streetman            Director                           May 29, 2001
---------------------------
(Dr. Ben G. Streetman)

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
4.1*     Stock Option Agreement, effective as of January 9, 2001, between Steve
         Gersten and the Registrant.

4.2 1995 Long-Term Incentive Plan of the Registrant (Amended and Restated as of September 20, 2000). Filed under Exhibit 10.3 to the Registrant's
         Quarterly Report on Form 10-Q for the quarterly period ended September
         30, 2000, and incorporated herein by reference.

4.3      2001 Employee Stock Option Plan of the Registrant, dated May 4, 2001.
         Filed under Exhibit 10.1 to the Registrant's Quarterly Report on Form
         10-Q for the quarterly period ended March 31, 2001, and incorporated herein by reference.

5.1* Opinion of Ronald A. Woessner as to the validity of the securities being registered.

23.1     Consent of Ronald A. Woessner (included in his opinion filed as Exhibit
         5.1).

23.2*    Consent of Ernst & Young LLP.

24.1     Power of Attorney (included in Part II of this Registration Statement).

----------
*Filed electronically herewith.